EXHIBIT 1.01

Conflict Minerals Report of Itamar Medical Ltd.

For the Year Ended December 31, 2020

Pursuant to Rule 13p-1 under the Securities Exchange Act of 1934

This Conflict Minerals Report is filed as Exhibit 1.01 on Itamar Medical Ltd. Specialized Disclosure Report on Form SD and is also posted on the Itamar Medical Ltd.’s website.

1.	Introduction

The Democratic Republic of the Congo (“DRC”) and its adjoining countries have significant reserves of tin, tantalum, tungsten and gold (henceforth referred to as “3TG”). The DRC produces 39% of the world’s tantalum mine production and about 3% of the world’s mine production of tin. All these minerals are commonly used in the manufacturing of products for both consumer and professional markets. Various parties, including the United States Congress, have expressed their concern that the exploitation and trade of conflict minerals by armed groups is helping to finance conflict in the DRC region and is contributing to a humanitarian crisis.

This report for the year ended December 31, 2020 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals which are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold. These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

As part of Itamar Medical Ltd.’s commitment to corporate responsibility and respecting human rights in our own operations and global supply chain, the Company is committed to complying with the legislation and supports responsible conflict minerals sourcing. Furthermore, due to the potential negative economic and social impacts on the economies of the DRC and the Covered Countries, the Company does not seek to completely eliminate sourcing from the DRC or Covered Countries, but rather is dedicated to the responsible sourcing of such minerals, as supported by information and/or data from independent third-party reports. In addition, the Company recognizes that the minerals supply chain is global and complex, and many product and/ or product component suppliers and manufacturers may lack the sources of the minerals. Nevertheless, the Company is committed to the responsible sourcing of the necessary Conflict Minerals used in its products, and therefore asks its suppliers to follow the Company’s Conflict Minerals Policy, and strives to a reasonable degree, to conduct a reasonable country of origin inquiry (“RCOI”) on the likely source and chain of custody of the necessary Conflict Minerals used in its products through the resources provided by third party bodies, such as for example the Responsible Minerals Initiative (“RMI”). As such, the Company commits resources to ensure compliance with the applicable Conflict Minerals regulations and practices in responsible sourcing of those minerals.

2.	Overview

2.1	The Company

This report has been prepared by the management of Itamar Medical Ltd. When used in this report, “Itamar Medical”, the “Company”, “we”, “our” or “us“ refers to Itamar Medical Ltd. and its wholly-owned subsidiaries unless the context requires otherwise.

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Itamar Medical is a medical technology company focused on the development and commercialization of non-invasive medical devices and solutions to aid in the diagnosis of respiratory sleep disorders and on the integration of sleep apnea management into the cardiac patient care pathway. The Company commercializes a digital healthcare platform to facilitate the continuum of care for effective sleep apnea management with a focus on the core sleep, cardiology and direct to consumer (“DTC”) markets. The Company offers a Total Sleep Solution (“TSS”), to help physicians provide comprehensive sleep apnea management in a variety of clinical environments to optimize patient care and reduce healthcare system costs. The Company’s key product, WatchPATTM, is commercially available within major markets including the US, Japan, and Europe.

Our corporate headquarters, research and development, and manufacturing are located in Israel, and the Company markets and supports its products worldwide. Additionally, we have wholly-owned subsidiaries in the U.S. and Europe and distribution channels around the world.

2.2	Products Overview

Our prescription WatchPAT sleep apnea test line of products, the first generation of which received its initial United States Food and Drug Administration (“FDA”), clearance in 2001, is a watch-like wrist-mounted device with a single-use disposable bio-sensor connected to the patient’s finger, designed to non-invasively record, measure and analyze digital pulse volume change, or changes in arterial blood volume.

The product is based on our proprietary, clinically validated, technology which provides the PAT® signal, which is analyzed for diagnostic purposes. The PAT signal reports changes in the patient’s peripheral arterial pulse volumes as well as various parameters of arterial activity. These arterial activity parameters accurately reflect the patient’s sympathetic nervous system (autonomous (involuntary) nervous system) activity. The WatchPAT continuously records the autonomic or involuntary nervous system activation during sleep, as measured through the PAT signal. The PAT probe uses optical sensors to non-invasively measure the changes in arterial blood volume while applying sub-diastolic pressure on the distal two thirds of the finger, including the tip. The pressure fields reduce the arterial wall tension and generate a greater dynamic range of the measured PAT signal and improved sensitivity to changes in the signal amplitude. We also offer related cloud based digital health platforms and services.

The EndoPAT™ device, the first generation of which received FDA clearance in 2003, is designed to diagnose endothelial function by measuring the ability of blood vessels to dilate as a response to shear stress, or other stimuli, in order to accommodate increased blood flow. The endothelium is the inner lining of all blood vessels regulating their function and ability to dilate or constrict. The EndoPAT device uses our PAT technology to measure the ability of blood vessels to dilate after an artificially created cardiovascular disease. In the United States, EndoPAT has no reimbursement and is sold primarily for research purposes. We recently received authorization to affix a CE mark to our newly developed EndoPATX.

The Loop device, which received FDA clearance in 2019, is a wrist device measuring and recording physiological parameters such as SpO2, respiration rate and heart rate, that transmits the data to a web server for remote review by a clinician to allow clinician to monitor patient deterioration.

2.3	Itamar Medical Supply Chain

The products that the Company manufactures and markets are complex, typically containing numerous of parts from various suppliers and sub-contractors. The Company is manufacturing, assembling, packaging and testing its products, and it either does these in-house, or alternatively relies on contract-manufacturers to perform these services. Materials used in manufacturing at these contract-manufacturers may be purchased directly by the contract-manufacturers or by the Company.

The Company has relationships with a large network of suppliers and there are generally multiple tiers between the 3TG mines and the Company’s direct suppliers. Before reaching Itamar Medical’s direct suppliers, 3TG will go from mines, to traders, exporters, smelters or refiners, alloy producers and component manufacturers, and sometimes intermediate suppliers. Therefore, the Company must rely on its direct suppliers to work with their upstream suppliers in order to provide the Company with accurate information about the origin of 3TG in the components it purchases as stated in their current CMRTs (as defined below).

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2.4	Itamar Medical Conflict Minerals Policy

Itamar Medical have established a Conflict Minerals Policy and an internal team to implement the policy (“CM team”). The Company’s Conflict Minerals policy is communicated to the Company's relevant officials, and will be communicated to its suppliers (through the vendor acceptance procedure) and to the public through the Company's website1.

Itamar Medical strives to be a “Conflict Minerals Free” company and regularly reviews and checks the processes throughout its supply chain to ensure its products are and remain free of Conflict Minerals. Itamar Medical requires suppliers whose products contain tantalum, tin, gold or tungsten to provide written evidence of due diligence that traces these minerals back through their supply chain, and to confirm their source is not from the conflict region. Itamar Medical expects suppliers to take similar measures with their suppliers to ensure compliance throughout the supply chain. Therefore, Itamar Medical takes measures to incorporate the principles of the Conflict Minerals requirements into its business practices, and its supplier approval process.

The Company updated its procedures to mitigate the risk of it utilizing Conflict Minerals and take the following actions as part of its mitigation efforts:

•	Any new item is reviewed prior to adding it to the Company’s ERP/BOM system. The Company’s goal is to confirm items with only “Conformant” or “Active” CMRTs. The CM status is part of the new product procedure of the Company.
•	Any engineering change effecting CM status is reviewed by the CM team prior to confirmation, as part of the engineering change procedure.
•	The Company receives notification on a monthly basis with respect to any change in the known CMRTs. Those changes are reviewed by the CM team and an action plan is put in place, if needed.

3	Reasonable Country of Origin Inquiry (“RCOI”)

The Company conducted a Reasonable Country of Origin Inquiry to determine whether any of the necessary 3TG originated in covered countries.

RCOI procedure

In order to track the RCOI, in 2020 we extracted the list of the Company’s suppliers from the Company’s purchasing system; the list was reviewed by our Component Engineering team in order to identify which suppliers use 3TG minerals in the production of Itamar Medical parts. The list of suppliers (the “Suppliers”) covered all our existing suppliers at that time.

The Suppliers were approached by our Conflict Minerals team and GreenSoft Technology, Inc., our contracted vendor for CMRT collection and validation (“GreenSoft”), and asked for their cooperation with the Company’s RCOI using the “CMRT”, an industry-standard template for Conflict Minerals reporting designed by the Responsible Minerals Initiative (“RMI”).  Based on the CMRT, the Company is able to identify the minerals originated in the Covered Countries. The Company therefore conducted the due diligence activities described in this Conflict Minerals Report.

In order to assure updated information regarding the RCOI, our CM team together with GreenSoft monitor the change of supplier status. As part of the monitoring, we review the suppliers CMRTs responses and follow up suppliers on inconsistent, incomplete or inaccurate answers.

As for the year ended December 31, 2020, the supplier list consists a total of 149 direct suppliers.

1 https://www.itamar-medical.com/social-responsibility/

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4	Due Diligence

Our due diligence measures were designed in accordance with the framework set forth in the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, 2016) and related supplements for 3TG.

Below is a description of our due diligence activities preformed for the 2020 reporting year in order to assess whether the necessary 3TG in our products originated from Covered Countries and from Conformant smelters.

A.	OECD Step 1: Company Management Systems

•	We adopted and maintained the Company’s Conflict Minerals Policy, as described in Section 2.4. above.

•	Our ethical commitment is reflected not only in our Conflict Minerals Policy, but also in our Code of Conduct and Anti-Corruption Policy, which outlines expected behaviors for all the Company's stakeholders, as well as our Standard for our suppliers that includes our approach to human rights, bribery, conflict of interests etc.

•	To the extend required by the SEC, we support increased transparency with regards to our sourcing practices, in particular the sourcing of minerals from areas on on-going conflict, such as Conflict Minerals from the DRC and Covered Countries. We expect our suppliers to adopt similar policies and meet our expectations regarding responsible sourcing and human rights.

•	We have an internal CM Team including members of the Company’s Components Engineering, Purchasing and Legal departments. The team is responsible for implementing our Conflict Minerals compliance strategy.

•	The Company has adopted the RMI reporting template, CMRT, as the exclusive tool to receive and convey suppliers and smelters information and is using a GreenSoft system to collect, review and validate the CMRTs and generate the company CMRT upon request from a customer.

•	We intent to retain documentation of our Conflict Minerals compliance process for five years.

•	We established a reporting mechanism for reporting violations of our policies.

B.	OECD Step 2: Risk Identification and Assessment

•	We requested that our suppliers provide a CMRT in order to identify the smelters of 3TG used in our products.

•	Together with GreenSoft we validate the CMRTs for competence and reasonableness.

•	We assessed the status of the smelters identified by our suppliers. Smelters with conflict-free designation, such as CFSP/RJC/LBMA/DMCC are considered as “Conformant”, smelters that are in the process of receiving a conflict-free designation considered as “Active” and smelters that do not have a conflict-free certification and aren't in the process to acquire are considered as “non-certified”.

•	Suppliers with non-certified smelters, smelters that their source of 3TG is unknown or located in Covered Countries, are considered as “Risky Suppliers”.

•	For the moment the Company has completed and delivered CMRTs for 79% of its Manufacturers.

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C.	OECD Step 3: Strategy to Respond to Identified Risks

•	Risky Suppliers are reviewed by the CM Team and an action plan is developed based on the supplier’s relationship, spend and product type.

•	Any supplier not “compliant” with the RMI program will be considered as a risky supplier and may be removed from the Company’s supply chain, if possible (some of the suppliers cannot be replaced as easily as others because of lack of substitutes).

•	The CM team updates the senior management on Conflict Minerals status and progress.

D.	OECD Step 4: Carry Out Independent Third-Party Audit

Consistent with the Rule and the SEC’s April 29, 2014 statement relating to the Rule, this Report has not been subject to an independent private sector audit.

E.	OECD Step 5: Report Annually on Supply Chain Due Diligence

Itamar Medical will report annually on supply chain due diligence by filing a Form SD and Conflict Minerals Report with the SEC.

5	Results of Assessment and Overall Progress Toward Becoming Conflict Free

CMRT Collection Summary based on the SoR analysis of GreesnSoft

Smelters Certification Status	2021
Number of Smelters	362 (100%)
Number of Certified Smelters	239 (66%)
Number of Active Smelters	24 (7%)
Number of Non-Certified Smelters	92 (25%)

With regard to the chart above, please note that:

-	“Certified” refers to SoRs that have received a “conflict-free” designation from an independent third party audit program;
-	“Active” refers to SoRs that have begun or are currently participating in an independent third-party audit program;
-	“Not Certified” refers to SoRs that have not begun participating in an independent third-party audit program.

As reported by the Company’s suppliers in their CMRTs, the table in Appendix 1 report the smelters facilities.

6	Continuous Improvement

The Company intends to undertake the following next steps to improve the due diligence process and mitigate the risk of it utilizing Conflict Minerals:

The Company will continue working with its global supply chain to ensure responsible sourcing and assure compliance with international regulations.

The Company will strengthen communications with suppliers in order to improve the number of suppliers that respond to the Company's supply chain surveys.

7	Additional Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by the Company. These statements are based on the infrastructure and information available at the time the RCOI process and due diligence process were performed. Some factors could introduce errors or otherwise affect our analysis and the disclosure provided herein.

These factors include, but are not limited to, gaps in product or product content information, gaps in supplier data, gaps in smelter data, errors or omissions by or of suppliers, errors or omissions by smelters, gaps in supplier education and knowledge, lack of timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol, oversights or errors in conflict free smelter audits, materials sourced from the Covered Countries being declared secondary materials, certification programs that are not equally advanced for all industry segments and metals, and smuggling of Conflict Minerals to countries outside of the Covered Countries.

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Appendix 1

A.	List of mines locations (where disclosed):

Brazil

China

Indonesia

Russian Federation

Sudan

Zimbabwe

B.	Smelters Facility List:

This 3TG Facility List sets forth the name and location of Itamar Medical’s 3TG sources facilities reported to us by our suppliers.

#	Metal (*)	Smelter Name (1)	Smelter Country (*)
1.	Gold	Kundan Care Products Ltd.	India
2.	Gold	Augmont Enterprises Private Limited	India
3.	Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
4.	Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
5.	Gold	C.I Metales Procesados Industriales Sas	Colombia
6.	Gold	Sovereign Metals	India
7.	Gold	Cgr Metalloys Pvt Ltd.	India
8.	Gold	Dijllah Gold Refinery Fzc	United Arab Emirates
9.	Gold	Qg Refining, Llc	United States of America
10.	Gold	Ds Pretech Co., Ltd.	Republic of Korea
11.	Gold	Nh Recytech Company	Republic of Korea
12.	Gold	Gold Coast Refinery	Ghana
13.	Gold	African Gold Refinery	Uganda
14.	Gold	State Research Institute Center for Physical Sciences And Technology	Lithuania
15.	Gold	Safimet S.P.A	Italy
16.	Gold	Planta Recuperadora De Metales Spa	Chile
17.	Gold	Sungeel Himetal Co., Ltd.	Republic of Korea
18.	Gold	Jalan & Company	India
19.	Gold	Pease & Curren	United States of America
20.	Gold	Degussa Sonne / Mond Goldhandel Gmbh	Germany
21.	Gold	Kyshtym Copper-Electrolytic Plant Zao	Russian Federation
22.	Gold	Bangalore Refinery	India
23.	Gold	Modeltech Sdn Bhd	Malaysia
24.	Gold	Sai Refinery	India
25.	Gold	Gcc Gujrat Gold Centre Pvt. Ltd.	India
26.	Gold	Au Traders And Refiners	South Africa

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27.	Gold	Ogussa Osterreichische Gold- Und Silber-Scheideanstalt Gmbh	Austria
28.	Gold	Wieland Edelmetalle Gmbh	Germany
29.	Gold	Saxonia Edelmetalle Gmbh	Germany
30.	Gold	Italpreziosi	Italy
31.	Gold	8853 S.P.A.	Italy
32.	Gold	L’orfebre S.A.	Andorra
33.	Gold	Saamp	France
34.	Gold	Abington Reldan Metals, Llc	United States of America
35.	Gold	Too Tau-Ken-Altyn	Kazakhstan
36.	Gold	Marsam Metals	Brazil
37.	Gold	Korea Zinc Co., Ltd.	Republic of Korea
38.	Gold	Shirpur Gold Refinery Ltd.	India
39.	Gold	Tony Goetz Nv	Belgium
40.	Gold	Fujairah Gold Fzc	United Arab Emirates
41.	Gold	Remondis Pmr B.V.	Netherlands
42.	Gold	T.C.A S.P.A	Italy
43.	Gold	Sudan Gold Refinery	Sudan
44.	Gold	Kaloti Precious Metals	United Arab Emirates
45.	Gold	International Precious Metal Refiners	United Arab Emirates
46.	Gold	Emirates Gold Dmcc	United Arab Emirates
47.	Gold	Al Etihad Gold Refinery Dmcc	United Arab Emirates
48.	Gold	Shandong Humon Smelting Co., Ltd.	China
49.	Gold	Singway Technology Co., Ltd.	Taiwan, Province of China
50.	Gold	Fidelity Printers And Refiners Ltd.	Zimbabwe
51.	Gold	Kghm Polska Miedz Spolka Akcyjna	Poland
52.	Gold	Mmtc-Pamp India Pvt., Ltd.	India
53.	Gold	Geib Refining Corporation	United States of America
54.	Gold	Umicore Precious Metals Thailand	Thailand
55.	Gold	Guangdong Jinding Gold Limited	China
56.	Gold	Safina A.S.	Czech Republic
57.	Gold	Morris And Watson	New Zealand
58.	Gold	Gold Refinery Of Zijin Mining Group Co., Ltd.	China
59.	Gold	Zhongyuan Gold Smelter Of Zhongjin Gold Corporation	China
60.	Gold	Yokohama Metal Co., Ltd.	Japan
61.	Gold	Yamakin Co., Ltd.	Japan
62.	Gold	Western Australian Mint (T/A The Perth Mint)	Australia
63.	Gold	Valcambi S.A.	Switzerland
64.	Gold	United Precious Metal Refining, Inc.	United States of America
65.	Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
66.	Gold	Umicore Brasil Ltda.	Brazil
67.	Gold	Torecom	Republic of Korea
68.	Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
69.	Gold	Tokuriki Honten Co., Ltd.	Japan
70.	Gold	The Refinery Of Shandong Gold Mining Co., Ltd.	China
71.	Gold	Great Wall Precious Metals Co., Ltd. Of Cbpm	China
72.	Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
73.	Gold	Sumitomo Metal Mining Co., Ltd.	Japan
74.	Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China

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75.	Gold	Soe Shyolkovsky Factory Of Secondary Precious Metals	Russian Federation
76.	Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
77.	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
78.	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
79.	Gold	Sempsa Joyeria Plateria S.A.	Spain
80.	Gold	Samwon Metals Corp.	Republic of Korea
81.	Gold	Samduck Precious Metals	Republic of Korea
82.	Gold	Sabin Metal Corp.	United States of America
83.	Gold	Royal Canadian Mint	Canada
84.	Gold	Rand Refinery (Pty) Ltd.	South Africa
85.	Gold	Px Precinox S.A.	Switzerland
86.	Gold	Pt Aneka Tambang (Persero) Tbk	Indonesia
87.	Gold	Prioksky Plant Of Non-Ferrous Metals	Russian Federation
88.	Gold	Penglai Penggang Gold Industry Co., Ltd.	China
89.	Gold	Pamp S.A.	Switzerland
90.	Gold	Ojsc “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (Ojsc Krastsvetmet)	Russian Federation
91.	Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
92.	Gold	Nihon Material Co., Ltd.	Japan
93.	Gold	Navoi Mining And Metallurgical Combinat	Uzbekistan
94.	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
95.	Gold	Moscow Special Alloys Processing Plant	Russian Federation
96.	Gold	Mitsui Mining And Smelting Co., Ltd.	Japan
97.	Gold	Mitsubishi Materials Corporation	Japan
98.	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
99.	Gold	Metalor Usa Refining Corporation	United States of America
100.	Gold	Metalor Technologies S.A.	Switzerland
101.	Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
102.	Gold	Metalor Technologies (Hong Kong) Ltd.	China
103.	Gold	Metalor Technologies (Suzhou) Ltd.	China
104.	Gold	Matsuda Sangyo Co., Ltd.	Japan
105.	Gold	Materion	United States of America
106.	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
107.	Gold	Ls-Nikko Copper Inc.	Republic of Korea
108.	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
109.	Gold	Lingbao Gold Co., Ltd.	China
110.	Gold	L’azurde Company For Jewelry	Saudi Arabia
111.	Gold	Kyrgyzaltyn Jsc	Kyrgyzstan
112.	Gold	Kojima Chemicals Co., Ltd.	Japan
113.	Gold	Kennecott Utah Copper Llc	United States of America

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114.	Gold	Kazzinc	Kazakhstan
115.	Gold	Kazakhmys Smelting Llc	Kazakhstan
116.	Gold	Jx Nippon Mining & Metals Co., Ltd.	Japan
117.	Gold	Jsc Uralelectromed	Russian Federation
118.	Gold	Jsc Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
119.	Gold	Asahi Refining Canada Ltd.	Canada
120.	Gold	Asahi Refining Usa Inc.	United States of America
121.	Gold	Jiangxi Copper Co., Ltd.	China
122.	Gold	Japan Mint	Japan
123.	Gold	Istanbul Gold Refinery	Turkey
124.	Gold	Ishifuku Metal Industry Co., Ltd.	Japan
125.	Gold	Inner Mongolia Qiankun Gold And Silver Refinery Share Co., Ltd.	China
126.	Gold	Hwaseong Cj Co., Ltd.	Republic of Korea
127.	Gold	Hunan Guiyang Yinxing Nonferrous Smelting Co., Ltd.	China
128.	Gold	Hunan Chenzhou Mining Co., Ltd.	China
129.	Gold	Heraeus Precious Metals Gmbh & Co. Kg	Germany
130.	Gold	Heraeus Metals Hong Kong Ltd.	China
131.	Gold	Heimerle + Meule Gmbh	Germany
132.	Gold	Lt Metal Ltd.	Republic of Korea
133.	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
134.	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
135.	Gold	Refinery Of Seemine Gold Co., Ltd.	China
136.	Gold	Ojsc Novosibirsk Refinery	Russian Federation
137.	Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
138.	Gold	Dowa	Japan
139.	Gold	Doduco Contacts And Refining Gmbh	Germany
140.	Gold	Dsc (Do Sung Corporation)	Republic of Korea,
141.	Gold	Daye Non-Ferrous Metals Mining Ltd.	China
142.	Gold	Chugai Mining	Japan
143.	Gold	Chimet S.P.A.	Italy
144.	Gold	Yunnan Copper Industry Co., Ltd.	China
145.	Gold	Cendres + Metaux S.A.	Switzerland
146.	Gold	Ccr Refinery - Glencore Canada Corporation	Canada
147.	Gold	Caridad	Mexico
148.	Gold	C. Hafner Gmbh + Co. Kg	Germany
149.	Gold	Boliden Ab	Sweden
150.	Gold	Bangko Sentral Ng Pilipinas (Central Bank Of The Philippines)	Philippines
151.	Gold	Aurubis Ag	Germany
152.	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
153.	Gold	Asaka Riken Co., Ltd.	Japan
154.	Gold	Asahi Pretec Corp.	Japan
155.	Gold	Argor-Heraeus S.A.	Switzerland
156.	Gold	Anglogold Ashanti Corrego Do Sitio Mineracao	Brazil
157.	Gold	Almalyk Mining And Metallurgical Complex (Ammc)	Uzbekistan

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158.	Gold	Allgemeine Gold-Und Silberscheideanstalt A.G.	Germany
159.	Gold	Aida Chemical Industries Co., Ltd.	Japan
160.	Gold	Advanced Chemical Company	United States of America
161.	Gold	Alexy Metals	United States of America
162.	Gold	Emerald Jewel Industry India Limited (Unit 1)	India
163.	Gold	Emerald Jewel Industry India Limited (Unit 2)	India
164.	Gold	Emerald Jewel Industry India Limited (Unit 3)	India
165.	Gold	Emerald Jewel Industry India Limited (Unit 4)	India
166.	Gold	K.A. Rasmussen	Norway
167.	Gold	Md Overseas	India
168.	Gold	Metal Concentrators Sa (Pty) Ltd.	South Africa
169.	Gold	Metallix Refining Inc.	United States of America
170.	Gold	Sancus Zfs (L’orfebre, Sa)	Colombia
171.	Gold	Sellem Industries Ltd.	Mauritania
172.	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
173.	Tantalum	Cp Metals Inc.	United States of America
174.	Tantalum	Prg Dooel	North Macedonia
175.	Tantalum	Jiangxi Tuohong New Raw Material	China
176.	Tantalum	Resind Industria E Comercio Ltda.	Brazil
177.	Tantalum	Global Advanced Metals Aizu	Japan
178.	Tantalum	Global Advanced Metals Boyertown	United States of America
179.	Tantalum	H.C. Starck Smelting Gmbh & Co. Kg	Germany
180.	Tantalum	H.C. Starck Ltd.	Japan
181.	Tantalum	H.C. Starck Inc.	United States of America
182.	Tantalum	H.C. Starck Hermsdorf Gmbh	Germany
183.	Tantalum	H.C. Starck Tantalum And Niobium Gmbh	Germany
184.	Tantalum	H.C. Starck Co., Ltd.	Thailand
185.	Tantalum	Kemet Blue Metals	Mexico
186.	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
187.	Tantalum	Xinxing Haorong Electronic Material Co., Ltd.	China
188.	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
189.	Tantalum	Fir Metals & Resource Ltd.	China
190.	Tantalum	D Block Metals, Llc	United States of America
191.	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
192.	Tantalum	Ulba Metallurgical Plant Jsc	Kazakhstan
193.	Tantalum	Telex Metals	United States of America
194.	Tantalum	Taki Chemical Co., Ltd.	Japan
195.	Tantalum	Solikamsk Magnesium Works Oao	Russian Federation
196.	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
197.	Tantalum	Quantumclean	United States of America
198.	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
199.	Tantalum	Npm Silmet As	Estonia
200.	Tantalum	Mitsui Mining And Smelting Co., Ltd.	Japan

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201.	Tantalum	Mineracao Taboca S.A.	Brazil
202.	Tantalum	Metallurgical Products India Pvt., Ltd.	India
203.	Tantalum	Lsm Brasil S.A.	Brazil
204.	Tantalum	Jiujiang Tanbre Co., Ltd.	China
205.	Tantalum	Jiujiang Jinxin Nonferrous Metals Co., Ltd.	China
206.	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
207.	Tantalum	F&X Electro-Materials Ltd.	China
208.	Tantalum	Exotech Inc.	United States of America
209.	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
210.	Tantalum	Asaka Riken Co., Ltd.	Japan
211.	Tantalum	Guangdong Rising Rare Metals-Eo Materials Ltd.	China
212.	Tantalum	Kemet Blue Powder	United States of America
213.	Tin	Pt Mitra Sukses Globalindo	Indonesia
214.	Tin	Gejiu City Fuxiang Industry And Trade Co., Ltd.	China
215.	Tin	Precious Minerals And Smelting Limited	India
216.	Tin	Yunnan Yunfan Non-Ferrous Metals Co., Ltd.	China
217.	Tin	Luna Smelter, Ltd.	Rwanda
218.	Tin	Ma'anshan Weitai Tin Co., Ltd.	China
219.	Tin	Dongguan Ciexpo Environmental Engineering Co., Ltd.	China
220.	Tin	Tin Technology & Refining	United States of America
221.	Tin	Pongpipat Company Limited	Myanmar
222.	Tin	Pt Bangka Serumpun	Indonesia
223.	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
224.	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
225.	Tin	Modeltech Sdn Bhd	Malaysia
226.	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
227.	Tin	Huichang Hill Tin Industry Co., Ltd.	China
228.	Tin	Thai Nguyen Mining And Metallurgy Co., Ltd.	Vietnam
229.	Tin	Metallo Spain S.L.U.	Spain
230.	Tin	Metallo Belgium N.V.	Belgium
231.	Tin	Super Ligas	Brazil
232.	Tin	Resind Industria E Comercio Ltda.	Brazil
233.	Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
234.	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
235.	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VietnNam
236.	Tin	Electro-Mechanical Facility Of The Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
237.	Tin	O.M. Manufacturing Philippines, Inc.	Philippines
238.	Tin	Pt Atd Makmur Mandiri Jaya	Indonesia
239.	Tin	Melt Metais E Ligas S.A.	Brazil

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240.	Tin	Magnu's Minerais Metais E Ligas Ltda.	Brazil
241.	Tin	Yunnan Tin Company Limited	China
242.	Tin	Yunnan Chengfeng Non-Ferrous Metals Co., Ltd.	China
243.	Tin	White Solder Metalurgia E Mineracao Ltda.	Brazil
244.	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
245.	Tin	Thaisarco	Thailand
246.	Tin	Soft Metais Ltda.	Brazil
247.	Tin	Rui Da Hung	Taiwan, Province of China
248.	Tin	Pt Timah Tbk Mentok	Indonesia
249.	Tin	Pt Timah Tbk Kundur	Indonesia
250.	Tin	Pt Refined Bangka Tin	Indonesia
251.	Tin	Pt Mitra Stania Prima	Indonesia
252.	Tin	Pt Artha Cipta Langgeng	Indonesia
253.	Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)
254.	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
255.	Tin	Jiangxi New Nanshan Technology Ltd.	China
256.	Tin	Mitsubishi Materials Corporation	Japan
257.	Tin	Minsur	Peru
258.	Tin	Mineracao Taboca S.A.	Brazil
259.	Tin	Metallic Resources, Inc.	United States of America
260.	Tin	Malaysia Smelting Corporation (Msc)	Malaysia
261.	Tin	China Tin Group Co., Ltd.	China
262.	Tin	Gejiu Kai Meng Industry And Trade Llc	China
263.	Tin	Huichang Jinshunda Tin Co., Ltd.	China
264.	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
265.	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
266.	Tin	Fenix Metals	Poland
267.	Tin	Estanho De Rondonia S.A.	Brazil
268.	Tin	Em Vinto	Bolivia (Plurinational State of)
269.	Tin	Dowa	Japan
270.	Tin	Alpha	United States of America
271.	Tin	Chenzhou Yunxiang Mining And Metallurgy Co., Ltd.	China
272.	Tin	Crm Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
273.	Tin	Crm Synergies	Spain
274.	Tin	Cv Ayi Jaya	Indonesia
275.	Tin	Cv Dua Sekawan	Indonesia
276.	Tin	Cv Gita Pesona	Indonesia
277.	Tin	Cv United Smelting	Indonesia
278.	Tin	Cv Venus Inti Perkasa	Indonesia
279.	Tin	Gejiu Fengming Metallurgy Chemical Plant	China
280.	Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
281.	Tin	Pt Aries Kencana Sejahtera	Indonesia
282.	Tin	Pt Babel Inti Perkasa	Indonesia
283.	Tin	Pt Babel Surya Alam Lestari	Indonesia
284.	Tin	Pt Bangka Prima Tin	Indonesia

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285.	Tin	Pt Bangka Tin Industry	Indonesia
286.	Tin	Pt Belitung Industri Sejahtera	Indonesia
287.	Tin	Pt Bukit Timah	Indonesia
288.	Tin	Pt Ds Jaya Abadi	Indonesia
289.	Tin	Pt Inti Stania Prima	Indonesia
290.	Tin	Pt Karimun Mining	Indonesia
291.	Tin	Pt Kijang Jaya Mandiri	Indonesia
292.	Tin	Pt Lautan Harmonis Sejahtera	Indonesia
293.	Tin	Pt Menara Cipta Mulia	Indonesia
294.	Tin	Pt Panca Mega Persada	Indonesia
295.	Tin	Pt Premium Tin Indonesia	Indonesia
296.	Tin	Pt Prima Timah Utama	Indonesia
297.	Tin	Pt Rajawali Rimba Perkasa	Indonesia
298.	Tin	Pt Rajehan Ariq	Indonesia
299.	Tin	Pt Sariwiguna Binasentosa	Indonesia
300.	Tin	Pt Stanindo Inti Perkasa	Indonesia
301.	Tin	Pt Sukses Inti Makmur	Indonesia
302.	Tin	Pt Sumber Jaya Indah	Indonesia
303.	Tin	Pt Timah Nusantara	Indonesia
304.	Tin	Pt Tinindo Inter Nusa	Indonesia
305.	Tin	Pt Tirus Putra Mandiri	Indonesia
306.	Tin	Pt Tommy Utama	Indonesia
307.	Tin	Sizer Metals Pte Ltd	Singapore
308.	Tin	Vqb Mineral And Trading Group Jsc	Vietnam
309.	Tungsten	Cronimet Brasil Ltda	Brazil
310.	Tungsten	Albasteel Industria E Comercio De Ligas Para Fundicao Ltd.	Brazil
311.	Tungsten	Gem Co., Ltd.	China
312.	Tungsten	Npp Tyazhmetprom Llc	Russian Federation
313.	Tungsten	Jsc “Kirovgrad Hard Alloys Plant”	Russian Federation
314.	Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China
315.	Tungsten	Fujian Ganmin Raremetal Co., Ltd.	China
316.	Tungsten	Kgets Co., Ltd.	Republic of Korea
317.	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
318.	Tungsten	Moliren Ltd.	Russian Federation
319.	Tungsten	Woltech Korea Co., Ltd.	Republic of Korea
320.	Tungsten	Acl Metais Eireli	Brazil
321.	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
322.	Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
323.	Tungsten	South-East Nonferrous Metal Company Limited Of Hengyang City	China
324.	Tungsten	Unecha Refractory Metals Plant	Russian Federation
325.	Tungsten	Hydrometallurg, Jsc	Russian Federation
326.	Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China
327.	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
328.	Tungsten	China Molybdenum Co., Ltd.	China
329.	Tungsten	Niagara Refining Llc	United States of America
330.	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
331.	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
332.	Tungsten	Masan Tungsten Chemical Llc (Mtc)	Vietnam
333.	Tungsten	H.C. Starck Smelting Gmbh & Co. Kg	Germany

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334.	Tungsten	H.C. Starck Tungsten Gmbh	Germany
335.	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
336.	Tungsten	Asia Tungsten Products Vietnam Ltd.	VietNam
337.	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
338.	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
339.	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
340.	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
341.	Tungsten	Jiangxi Tonggu Non-Ferrous Metallurgical & Chemical Co., Ltd.	China
342.	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
343.	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
344.	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
345.	Tungsten	Jiangxi Minmetals Gao'an Non-Ferrous Metals Co., Ltd.	China
346.	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
347.	Tungsten	Xiamen Tungsten Co., Ltd.	China
348.	Tungsten	Wolfram Bergbau Und Hutten Ag	Austria
349.	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
350.	Tungsten	Kennametal Fallon	United States of America
351.	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
352.	Tungsten	Japan New Metals Co., Ltd.	Japan
353.	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
354.	Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
355.	Tungsten	Global Tungsten & Powders Corp.	United States of America
356.	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
357.	Tungsten	Cnmc (Guangxi) Pgma Co., Ltd.	China
358.	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
359.	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
360.	Tungsten	Kennametal Huntsville	United States of America
361.	Tungsten	A.L.M.T. Corp.	Japan
362.	Tungsten	Artek Llc	Russian Federation

14